Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
News Release

Pebblebrook Hotel Trust Announces Public Offering of 3,200,000 Common Shares

Bethesda, MD, October 27, 2014 -- Pebblebrook Hotel Trust (the “Company”) (NYSE: PEB) announced today that it intends to issue 3,200,000 of its common shares of beneficial interest, $0.01 par value per share, in an underwritten public offering. The underwriter may offer the shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter has been granted a 30-day option to purchase up to an additional 480,000 common shares. The offering is expected to close on October 30, 2014, subject to customary closing conditions.

The Company expects to contribute the net proceeds from the offering to Pebblebrook Hotel, L.P., its operating partnership, which will use the net proceeds (after expenses) for general corporate purposes, which may include acquiring and investing in hotel properties in accordance with the Company’s investment strategy and reducing the Company’s debt.

Wells Fargo Securities is serving as the sole book-running manager for the offering. A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, e-mail cmclientsupport@wellsfargo.com, telephone (800) 326-6062. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer or sale will be made only by means of the written prospectus forming part of the effective registration statement.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 31 hotels, including 25 wholly owned hotels, with a total of 6,046 guest rooms, and a 49% joint venture interest in six hotels, with a total of 1,775 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including: Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); San Diego, California; San Francisco, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. These statements relate to the Company’s common share offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Completion of the offering on the terms described, and the application of net proceeds, are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the Securities and Exchange Commission (the “SEC”), copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this release.
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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330